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As filed with the Securities and Exchange Commission on March 5, 2004.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TNS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	36-4430020 (I.R.S. Employer Identification No.)
11480 Commerce Park Drive, Suite 600 Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-110188

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of the Registrant's Securities to be Registered

        The description of the common stock, $0.001 par value per share, of TNS, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-110188) filed by the Registrant with the Securities and Exchange Commission on November 3, 2003, as amended, which is incorporated herein by reference.

Item 2.    Exhibits

        The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement on Form S-1 (No. 333-110188) and are hereby incorporated herein by reference:

1.    Form of Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333-110188)).

2.    Form of Amended and Restated Bylaws of the Registrant (Exhibit 3.2 to the Registration Statement on Form S-1 (No. 333-110188)).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    March 5, 2004

TNS, Inc.
By:	/s/ Michael Q. Keegan Executive Vice President, General Counsel and Secretary

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE